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                                CREDIT AGREEMENT

                                     BETWEEN

                         U.S. BANK NATIONAL ASSOCIATION

                                       AND

                   ASSET INVESTORS OPERATING PARTNERSHIP, L.P.

                                       AND

                           ASSET INVESTORS CORPORATION

                          DATED AS OF SEPTEMBER 1, 1998











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                                TABLE OF CONTENTS


                                                                            Page

Article I         CERTAIN DEFINITIONS..........................................1

         1.1      Advance......................................................1

         1.2      Advance Request..............................................1

         1.3      AIOP.........................................................1

         1.4      AIC..........................................................1

         1.5      Annual Debt Service..........................................2

         1.6      Borrowers....................................................2

         1.7      Borrowing Base...............................................2

         1.8      Business Day.................................................2

         1.9      Closing......................................................2

         1.10     Current Assets...............................................2

         1.11     Current Liabilities..........................................2

         1.12     Current Ratio................................................2

         1.13     Debt Service Coverage Ratio..................................2

         1.14     Documentation................................................2

         1.15     EBITDA.......................................................2

         1.16     Eligible Property............................................2

         1.17     Equity Investment............................................2

         1.18     Event of Default.............................................3

         1.19     Lender.......................................................3

         1.20     LIBO Rate....................................................3

         1.21     LIBO-Based Rate..............................................3

         1.22     Loan.........................................................3

         1.23     Loan Documents...............................................3

         1.24     Maturity Date................................................3

         1.25     Net Earnings.................................................3

         1.26     Note.........................................................3

         1.27     Obligations..................................................3

         1.28     Person.......................................................4

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                                TABLE OF CONTENTS
                                   (continued)

         1.29     Pledge Agreement.............................................4

         1.30     Pledged Stock................................................4

         1.31     Portfolio Properties.........................................4

         1.32     Property.....................................................4

         1.33     Reference Rate...............................................4

         1.34     Tangible Net Worth...........................................4

         1.35     Title Company................................................4

         1.36     Title Policy.................................................4


Article II        THE LOAN.....................................................5

         2.1      Loan Amount..................................................5

         2.2      Loan Term....................................................5

         2.3      Interest Rate................................................5

         2.4      Repayment....................................................5

         2.5      Prepayment...................................................6

         2.6      Payments on Non-Business Days................................6

         2.7      Loan Costs and Expenses......................................6


Article III       LOAN DOCUMENTS; USE OF LOAN PROCEEDS.........................6

         3.1      Loan Documents...............................................6

         3.2      Use of Loan Proceeds.........................................6

         3.3      Equity Investment............................................7


Article IV        MANNER AND CONDITIONS OF DISBURSEMENT OF LOAN PROCEEDS.......7

         4.1      Conditions Precedent to Closing..............................7

         4.2      Advances only for Eligible Properties........................8

         4.3      Conditions Precedent to Each Advance........................10

         4.4      Request for Advance.........................................10

         4.5      Notice, Frequency and Place of Advances.....................10

         4.6      Advances to Title Company...................................11

                                TABLE OF CONTENTS
                                   (continued)

         4.7      Advances Do Not Constitute a Waiver.........................11


Article V         REPRESENTATIONS AND WARRANTIES OF BORROWERS.................11

         5.1      Representations and Warranties..............................11

         5.2      Continuing Effect...........................................13


Article VI        COVENANTS OF BORROWER.......................................14

         6.1      Permanent Financing.........................................14

         6.2      Maintenance of Insurance....................................14

         6.3      Collection of Insurance Proceeds............................14

         6.4      Application of Loan Proceeds................................14

         6.5      Right of Lender to Inspect Portfolio Properties.............14

         6.6      Licenses....................................................14

         6.7      Compliance with Laws, Etc...................................14

         6.8      Books and Records...........................................14

         6.9      Existence...................................................15

         6.10     Change of Executive Offices.................................15

         6.11     Nature of Business..........................................15

         6.12     Mergers; Acquisitions.......................................15

         6.13     Tangible Net Worth..........................................15

         6.14     Current Ratio...............................................15

         6.15     Debt Service Coverage Ratio.................................15

         6.16     Indebtedness................................................15

         6.17     Encumbrances................................................15

         6.18     Transfer of Properties......................................15

         6.19     Environmental Compliance....................................15

         6.20     Reporting Requirements......................................16

         6.21     Further Assurances..........................................16

         6.22     Audits......................................................17

                                TABLE OF CONTENTS
                                   (continued)

Article VII       DEFAULTS....................................................17

         7.1      Failure to Make Payment.....................................17

         7.2      Default Under Loan Documents................................17

         7.3      Breach of Covenant..........................................17

         7.4      Breach of Warranty..........................................17

         7.5      Litigation..................................................17

         7.6      Levy........................................................17

         7.7      Bankruptcy..................................................17

         7.8      Deterioration of Financial Status...........................18

         7.9      Transfer or Encumbrance.....................................18


Article VIII  REMEDIES OF LENDER..............................................18

         8.1      Remedies Under Other Loan Documents, At Law or In Equity....18

         8.2      Encumbrance of Portfolio Property...........................18
         8.3      No Waiver...................................................18


Article IX        MISCELLANEOUS...............................................18

         9.1      No Third Party Rights.......................................18

         9.2      Participations..............................................19

         9.3      Assignment..................................................19

         9.4      Amendments..................................................19

         9.5      Headings....................................................19

         9.6      Governing Law...............................................19

         9.7      Notices.....................................................19

         9.8      Severability................................................19

         9.9      Prior Understandings........................................19

         9.10     Binding Effect..............................................19

         9.11     Counterparts................................................20

         9.12     Waiver of Jury Trial........................................20

                                CREDIT AGREEMENT


                  This CREDIT AGREEMENT (this "Agreement") is entered into as of the 1st day of September, 1998, between U.S. BANK NATIONAL ASSOCIATION, a national banking association ("Lender"), and ASSET INVESTORS OPERATING PARTNERSHIP, L.P., a Delaware limited partnership ("AIOP"), and ASSET INVESTORS CORPORATION, a Maryland corporation ("AIC", and together with AIOP, "Borrowers").


                                    Recitals

                  A. AIOP is a real estate investment trust which is in the business of acquiring and operating manufactured home communities.

                  B. AIC is the sole general partner of AIOP.

                  C. Borrowers have requested that Lender extend to Borrowers a loan (the "Loan") in the maximum principal amount of $5,000,000.00, to be used for the purposes set forth herein.

                  D. Lender is willing to make the Loan to Borrowers, upon the terms and conditions set forth herein.

                  E. Borrowers and Lender are entering into this Agreement for the purpose of establishing the terms, conditions and agreements pursuant to which Lender will make the Loan to Borrowers.

                  NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrowers and Lender hereby agree as follows:


                                   Article I
                               CERTAIN DEFINITIONS

                  The following terms shall have the meanings set forth below:

                  1.1 Advance. Each advance of Loan funds by Lender pursuant to the terms of this Agreement or the Note.

                  1.2 Advance Request. A request by Borrowers for an advance hereunder in accordance with the procedures set forth in Section 4.4 of this Agreement.

                  1.3 AIOP. Asset Investors Operating Partnership, L.P., a Delaware limited partnership, whose address is 3410 S. Galena Street, Suite 210, Denver, Colorado 80231, Attention David Becker, and whose facsimile number is
(303) 614-9401

                  1.4 AIC. Asset Investors Corporation, a Maryland corporation, whose address is 3410 S. Galena Street, Suite 210, Denver, Colorado 80231, Attention David Becker, and whose facsimile number is (303) 694-9401.

                  1.5 Annual Debt Service. At any time for AIOP, the sum of all scheduled interest payments owing under any indebtedness for the year commencing on the date of determination, plus all scheduled principal payments on any recourse indebtedness during such year period.

                  1.6 Borrowers. AIOP and AIC.

                  1.7 Borrowing Base. At any time, the amount computed on the Borrowing Base Certificate most recently delivered to, and accepted by, Lender in accordance with this Agreement and equal to the lesser of: (i) $5,000,000.00,
(ii) 65% of the closing price for the Pledged Stock on the American Stock Exchange on the Business Day immediately preceding the date of the Borrowing Base Certificate, or (iii) 65% of the aggregate purchase price for each Eligible Property.

                  1.8 Business Day. A day when Lender's offices are open for business in Denver, Colorado.

                  1.9 Closing. The date of this Agreement.

                  1.10 Current Assets. All assets of AIOP that should be classified as current assets on a balance sheet of AIOP in accordance with generally accepted accounting principles, consistently applied.

                  1.11 Current Liabilities. All liabilities of AIOP that should be classified as current liabilities on a balance sheet of AIOP in accordance with generally accepted accounting principles, consistently applied. excluding however, any outstanding principal under the Loan.

                  1.12 Current Ratio. The ratio of current assets to current liabilities.

                  1.13 Debt Service Coverage Ratio. The ratio, as determined by Lender, of EBITDA to Annual Debt Service.

                  1.14  Documentation.  The definition  assigned to such term in
Section 4.2 of this Agreement.

                  1.15 EBITDA. With reference to any period, Net Earnings for one-year period preceding the date of determination plus all amounts deducted in arriving at such Net Earnings amount in respect of: (i) interest expense for such period, (ii) federal, state and local income taxes for such period, (iii) all amounts properly charged for depreciation of fixed assets and amortization of intangible assets during such period but excluding any extraordinary profits or losses and also excluding any taxes on such profits.

                  1.16   Eligible   Property.   A  Property   which   meets  the
requirements of Section 4.2 of this Agreement.

                  1.17 Equity Investment. The definition assigned to such term in Section 3.3 of this Agreement.

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                  1.18 Event of Default.  Any of the events specified in Article
VII hereof.

                  1.19 Lender. U.S. Bank National Association, a national banking association, whose address is 8401 East Belleview, CNTC0231, Denver, Colorado 80237, Attention: George E. Adams, and whose facsimile number is (303) 290-8671.

                  1.20 LIBO Rate. An interest rate per annum equal to the average (rounded up to the nearest one-sixteenth of one percent) of the London Interbank Offered Rates for U.S. Dollar deposits, for an amount approximately equal to the outstanding balance of the Loan and for a one-month period, in effect from time to time and reset on a daily basis, as such rate appears on the Reuters Screen (LIBO page) (or, if Reuters is not available, any other publicly available source of similar market data reasonably selected by Lender).

                  1.21   LIBO-Based   Rate.   The   LIBO   Rate   plus  one  and
three-quarters percent (1.75%).

                  1.22 Loan. A loan in a principal amount not to exceed $5,000,000.00, on a revolving basis, to be advanced by Lender to or for the account of Borrower in a series of Advances, pursuant to the terms, conditions and requirements set forth in this Agreement, together with any and all other indebtedness, obligations and liabilities arising under or pursuant to this Agreement or any of the Loan Documents.

                  1.23 Loan Documents.  The definition  assigned to such term in
Section 3.1 of this Agreement.

                  1.24 Maturity Date.  The  definition  assigned to such term in
Section 2.2 of this Agreement.

                  1.25 Net Earnings. For any period, the gross revenues of AIOP for such period less all expenses and other proper charges (including taxes on income) determined in accordance with generally accepted accounting principles, consistently applied, but excluding in any event any gains resulting from the sale or other disposition of investments or other assets not in the ordinary course of business, gains resulting from any reappraisal, reevaluation or write-up of assets and other extraordinary items.

                  1.26 Note. A promissory note of even date herewith executed by Borrowers in favor of Lender in the principal amount of $5,000,000.00, evidencing Borrowers' obligation to repay all sums advanced under the Loan.

                  1.27 Obligations. All obligations of Borrowers:

                       (a) To pay the principal of and interest on the Note to Lender in accordance with the terms of the Note, to pay all other amounts that Borrowers are required to pay to Lender under this Agreement, the Note or the other Loan Documents, and to satisfy all of their other liabilities to Lender, whether hereunder or otherwise, whether now existing or hereafter incurred, matured or unmatured, direct or contingent, joint or several, including any extensions, modifications or renewals thereof and substitutions therefor;

                       (b) To repay to Lender all amounts advanced hereunder or under any of the other Loan Documents on behalf of Borrowers; and

                       (c) To reimburse Lender, on demand, for all of Lender's expenses and costs, including the fees and expenses of its counsel, in connection with the preparation, administration, amendment, modification or enforcement of this Agreement and the other Loan Documents, including, without limitation, any proceeding brought, or threatened, to enforce payment of any of the obligations referred to in the foregoing paragraphs (a) and (b).

                  1.28 Person. Any individual, corporation, partnership, limited liability company, limited liability partnership, association, joint-stock company, trust, unincorporated organization, joint venture, court or government or political subdivision or agency thereof.

                  1.29 Pledge Agreement. A Stock Pledge Agreement of even date herewith pursuant to which AIOP has pledged to Lender the Pledged Stock to secure payment and performance of the Obligations.

                  1.30 Pledged Stock. 1,015,674 shares of common stock of Commercial Assets, Inc. owned by AIOP and pledged to Lender pursuant to the Pledge Agreement.

                  1.31 Portfolio Properties. At any one time, each Property with respect to which an Advance has been made pursuant to Article IV of this Agreement and is still outstanding.

                  1.32 Property. A manufactured home community owned by AIOP or which AIOP has entered into a contract to purchase or, if approved by Lender in its sole and absolute discretion, another kind of income producing real property owned by AIOP or which AIOP has entered into a contract to purchase.

                  1.33 Reference Rate. The rate of interest which has been publicly announced by Lender as its "reference rate" from time to time, which may be a rate at, above or below the rate or rates at which Lender lends money to other parties, changing as such announced reference rate changes.

                  1.34 Tangible Net Worth. At any time, AIOP's tangible net worth, determined in accordance with generally accepted accounting principles, consistently applied;

                  1.35 Title Company. With respect to each Portfolio Property, the title insurance company which issues the Title Policy.

                  1.36 Title Policy. The definition assigned to such term in subsection 4.2(e) of this Agreement.

                                   Article II
                                    THE LOAN

                  2.1 Loan Amount. Subject to the terms hereof, Lender will lend Borrowers, from time to time until the Maturity Date, such amounts as Borrowers may request, but which shall not exceed in the aggregate amount at any one time outstanding, the lesser of $5,000,000.00 or the Borrowing Base. The Loan shall be funded in accordance with, and subject to, the terms, conditions and requirements set forth in this Agreement.

                  2.2 Loan Term. The term of the Loan shall commence as of Closing. If not sooner paid, the entire unpaid principal indebtedness, all accrued and unpaid interest, and all other sums payable in connection with the Loan shall be due and payable in full on August 31, 2000, as such date may be accelerated upon the occurrence of an Event of Default (the "Maturity Date").

                  2.3 Interest Rate. The outstanding principal balance of the Loan shall bear interest on and from the date funds are advanced until the Loan is paid in full at a non-default rate equal to either the Reference Rate or the LIBO-Based Rate, as elected by Borrowers from time to time in accordance with the provisions of this Section 2.3. At any one time, Borrowers may elect only a single rate applicable to the entire outstanding balance of principal. If Borrowers fail to make an election, the LIBO-Based Rate shall apply. Borrowers may elect to change the applicable rate by delivering written notice of its election to Lender, in which case the applicable rate shall change on the first Business Day following Lender's receipt of such notice. Following maturity or an Event of Default, whether maturity is brought about by acceleration upon an Event of Default or otherwise, the Loan shall bear interest at a rate equal to the Reference Rate plus five percent (5%) per annum. The applicable interest rate shall be adjusted on the same day as any change in the Reference Rate or LIBO Rate, as applicable.

                  2.4 Repayment. The Loan shall be repayable as follows:

                       (a) On the first Business Day of the first month following Closing, Borrowers shall pay to Lender all interest that has accrued on the Loan from Closing through such date. Thereafter, Borrowers shall make monthly payments of interest only, in arrears, on the unpaid principal balance of the Loan on the first Business Day of each month until the Maturity Date.

                       (b) With respect to each Advance, a principal payment equal to the amount of such Advance shall be due and payable on the earlier to occur of: (i) 180 days from the date of such Advance, (ii) at such time as AIOP sells or refinances the Portfolio Property with respect to which such Advance was made, or (iii) at such time as the Portfolio Property with respect to which such Advance was made ceases to be an Eligible Property.

                       (c) If not sooner paid, the entire unpaid principal balance of the Loan, together with all unpaid interest and other sums due under the Loan, shall be due and payable in full on the Maturity Date.

                  2.5 Prepayment. Borrower shall have the right to prepay, in whole or in part, the principal balance of the Loan at any time.

                  2.6 Payments on Non-Business Days. Whenever any payment to be made hereunder is due on a day other than a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall be included in the computation of payment of interest.

                  2.7 Loan Costs and Expenses. Borrowers shall pay all expenses incurred by Lender and any participants with Lender in connection with the Loan, including, without limitation, all costs to prepare and review the Loan Documents, the cost of any third-party consultants retained by Lender, recording fees and attorneys' fees, provided, however, the total of expenses which may be charged to Borrowers in connection with the closing of the Loan is $25,000.00. Borrowers shall also pay all costs and expenses of any kind and nature incurred by Lender in the administration or enforcement of this Agreement or any of the other Loan Documents, including, without limitation, all attorneys' fees, consultants' fees, appraisal fees and costs, receivers' fees, and all costs and expenses incurred by Lender in protecting its interest in any collateral for the Loan. Lender shall have the right, at its sole option, to advance proceeds of the Loan for the payment of costs and expenses described in this Section 2.7, and all sums so advanced shall be deemed a part of the Loan and secured by the Loan Documents.

                                  Article III
                      LOAN DOCUMENTS; USE OF LOAN PROCEEDS

                  3.1 Loan Documents. Borrowers have duly authorized, executed or caused to be executed, and delivered to Lender the following documents to evidence and secure the Obligations (all of which documents, collectively and together with this Agreement, are referred to as the "Loan Documents"):

                       (a) Note. The Note.

                       (b) Pledge Agreement. The Pledge Agreement.

                       (c) Stock Powers. Irrevocable stock powers with respect to the certificate or certificates representing the Pledged Stock, endorsed in blank by AIOP.

                       (d) Financing Statements. Uniform Commercial Code financing statements in favor of Lender, perfecting the security interest in the Pledged Stock to be filed in the Central Indexing System of the State of Colorado.

                       (e) Other Documents. Other documents as may be reasonably required by Lender to evidence the Obligations, to perfect Lender's security interest as described in the Pledged Stock, or otherwise to protect Lender's interests.

                  3.2 Use of Loan Proceeds. Subject to all of the terms and conditions of this Agreement, the proceeds of the Loan shall be used by AIOP to pay a portion of the purchase price of Eligible Properties or as otherwise permitted pursuant to Section 4.2 of this Agreement.

                  3.3 Equity Investment. It is a condition to Lender's obligation to make the Loan that AIOP shall at all times maintain an equity investment (the "Equity Investment") in each Portfolio Property of at least 35% of the purchase price of the Portfolio Property. Prior to each Advance, AIOP shall furnish to Lender satisfactory written evidence of its then existing Equity Investment.

                                   Article IV
             MANNER AND CONDITIONS OF DISBURSEMENT OF LOAN PROCEEDS

                  Lender hereby agrees to make disbursements to Borrowers against the Note in accordance with and subject to the following procedures:

                  4.1 Conditions Precedent to Closing. Lender's obligation to close and to make any Advance of funds hereunder is expressly conditioned upon Lender having received the following, in form and substance satisfactory to Lender and its counsel:

                       (a) The Loan Documents;

                       (b) The Pledged Stock;

                       (c) Copies of AIOP's  certificate of limited  partnership
         and limited partnership agreement, and all amendments thereto, certified as being accurate and complete by AIC, as general partner of AIOP;

                       (d) A current certificate of good standingfor AIOP, issued by the Delaware Secretary of State;

                       (e) Certified resolutions consenting to and authorizing the Loan from such partners of AIOP as may be required under its partnership agreement;

                       (f) Copies of AIC's articles of incorporation and bylaws, and all amendments thereto, certified as being accurate and complete by the secretary of AIC;

                       (g) A current certificate of good standingfor AIC, issued by the Maryland Secretary of State;

                       (h) Certified resolutions of the board of directors of AIC, consenting to and authorizing the Loan;

                       (i) A written opinion of counsel to Borrowers dated as of
         Closing, regarding such matters as Lender or its counsel may require, including, without limitation, that the execution, delivery and performance by Borrowers of the Loan Documents have been duly authorized by all required action, and that the Loan Documents have been duly executed and delivered by Borrowers;

                       (j) Such financial statements and other materials of Borrowers as Lender may request, all in form and substance satisfactory to Lender and certified as true and accurate by chief financial officers of Borrowers; and

                       (k)  Such  other   documents  as  Lender  may  reasonably
         require.

                  4.2 Advances only for Eligible Properties. Advances shall be made only to AIOP. AIOP shall be entitled to request Advances of principal only for the purpose of paying not more than 65% of the purchase price of an Eligible Property or, if AIOP has already acquired the Eligible Property, it may request an Advance of not more than 65% of the purchase price it paid to be used as operating capital. An Eligible Property is a Property which satisfies each of the following criteria:

                       (a)  AIOP  must  have   prepared   and  have  on  file  a
         preliminary park profile containing background information on the park;

                       (b) AIOP must have prepared and have on file a property condition assessment addressing the condition of the Property;

                       (c) AIOP must have received and have on file, or be receiving in connection with the closing of its acquisition of the Property, either a general warranty deed or special warranty deed to the Property conveying fee simple title to the Property to AIOP;

                       (d) AIOP must have received and have on file an improvement survey plat of the Property, prepared in accordance with minimum standard detail requirements for ALTA/ASCM, certified to AIOP and its assigns and to the Title Company, with a appropriate surveyor's certification, sufficient to cause the Title Company to delete the standard survey exceptions from the Title Policy, which indicates no condition which could interfere with AIOP's operation of the Property in any material manner or require a material expenditure to remedy;

                       (e) AIOP must have received and have on file an ALTA owner's title insurance policy (the "Title Policy") issued by the Title Company in amount equal to the purchase price of the Property, insuring AIOP's fee simple estate in the Property, subject to no monetary liens (other than taxes and assessments for the current year not yet due and owing) and subject to no other exceptions except easements, covenants, reservations or restrictions which will not interfere with AIOP's ownership and operation of the Property, or an unconditional commitment from the Title Company to issue the Title Policy;

                       (f) AIOP must have received and have on file a Phase 1 Environmental Report, and such additional reports as may be recommended within such Phase 1 report, prepared by a registered engineer, certifying that there are no indications that any part of the Property, or any site in the immediate vicinity of the Land, is or has been used to store or dispose of any hazardous wastes, toxic substances or pollutants or contaminants of any kind which are or could be detrimental to the Property, human health or the environment, or which would be in violation of any governmental laws or regulations, or that the Property is or has been affected by any of the same, or contains or has contained any underground storage tanks of any kind;

                       (g) AIOP must have on file a current rent roll for the Property.

                       (h) AIOP must have on file a copy of a sample lease affecting or relating to the Property;

                       (i) AIOP must have on file historical income statements for the Property for not less than two years;

                       (j) With respect to a Property which AIOP already owns, AIOP must have satisfied the Equity Investment requirement set forth in
         Section  3.3 of this  Agreement  and must  have on file  copies  of the signed settlement statements executed in connection with its acquisition of the Property;

                       (k) With respect to a Property for which the Advance will be used to pay a portion of the purchase price at the closing of AIOP's acquisition of the Property, AIOP must satisfy the Equity Investment requirement set forth in Section 3.3 of this Agreement at such closing and must obtain at closing and maintain on file copies of the signed settlement statements executed in connection with its acquisition of the Property;

                       (l) AIOP must have on file each of the following with respect to the Property: (i) copies of plans and specifications with respect to any improvements on the Property, (ii) evidence that adequate utility services exist for the operation of the Property as currently operated, (iii) evidence that the Property conforms to all zoning ordinances and similar laws or regulations applicable to it as a matter of right and not as a nonconforming use, and (iv) copies of all permits or licenses necessary for the operation of the Property for its current use;

                       (m) The Property must not be the subject of any pending or threatened litigation, action, proceeding or investigation, including, without limitation, any condemnation proceeding, before any court, governmental or quasi-governmental, arbitrator or other authority, which if determined adversely could impair AIOP's title to the Property or have a materially adverse impact on the value or the operation of the Property or AIOP's financial condition;

                       (n) The following insurance must be in effect for the Property from insurers rated by A.M. Best Company as "A-" or better and having a size classification of at least "IX": (i) insurance covering all risk of loss, damage, destruction, theft or other casualty for the full replacement cost of any improvements on the Property, (ii) use and occupancy insurance covering either rental income or business interruption with coverage in an amount not less than twelve months' anticipated gross rental income, (iii) comprehensive general liability covering the Property and AIOP in an amount not less than $500,000 for bodily injury and/or property damage liability per occurrence, and $1,000,000 in the aggregate, and (iv) worker's compensation insurance in accordance with the requirements of applicable law; and

                       (o) The Property must not be subject to any mortgage, deed of trust, deed to secure debt or similar encumbrance.

All documents described or listed in this Section 4.2 relating to the Property shall be referred to herein as the "Documentation." The Property shall cease to be an Eligible Property on the earlier to occur of the following: (i) 180 days from the date an Advance is made with respect to the Property, (ii) at such time as AIOP obtains permanent financing secured by a lien upon the Property, (iii) the date the Property no longer meets any of the requirements listed above in this Section 4.2, or (iv) AIOP sells, conveys, assigns or transfers its title to the Property.

                  4.3 Conditions Precedent to Each Advance. At no time and in no event shall Lender be obligated to disburse funds:

                       (a) If any Event of Default or any other event or set of circumstances which, with the giving of notice or the passing of time, or both, would constitute an Event of Default, has occurred and has not been cured; or

                       (b) If following such Advance, the outstanding principal balance of the Loan would exceed the Borrowing Base; or

                       (c) Unless each request for an Advance is accompanied by the materials and evidence required by this Article IV.

                  4.4 Request for Advance. At such time as Borrowers shall desire to obtain, subject to the other requirements hereof, an Advance of any portion of the Loan proceeds, Borrowers shall deliver to Lender a current Borrowing Base Certificate, duly completed and executed by Borrowers; together with a request for an Advance on a form approved by Lender, which shall be properly completed and signed by Borrowers, and shall certify to the effect that:

                       (a) The Property for which the Advance Request is being submitted is an Eligible Property and AIOP has on file, or will receive as part of the closing of its purchase of the Eligible Property, the Documentation with respect to the Property required by Section 4.2;

                       (b) No material adverse change has occurred in the financial condition of either Borrower since the date of its last financial statement;

                       (c) Each of the representations and warranties contained in this Credit Agreement is true and correct as if made on the date thereof; and

                       (d) As of the date thereof, no Event of Default has occurred and is continuing, and no event has occurred which, with the giving of notice, passage of time, or both, would constitute an Event of Default.

                  4.5 Notice, Frequency and Place of Advances. At the option of Lender, (a) each request for an Advance shall be submitted to Lender at least one Business Day prior to the date of the requested Advance, (b) Advances shall be made in increments of not less than $100,000.00 , and (c) all Advances shall be made at the principal office of Lender in Denver, Colorado, or at such other place as Lender may designate.

                  4.6 Advances to Title Company. At its option, Lender may make any Advance which is being used to pay a portion of the purchase price of an Eligible Property directly to the Title Company which is closing AIOP's acquisition and issuing the Title Policy for such Eligible Property under instructions that the funds are to be returned to Lender in the event the acquisition does not close within a time period specified in such instructions. Any portion of the Loan so disbursed by Lender shall be deemed disbursed, and shall bear interest, as of the date on which the Title Company receives such disbursement. Borrowers shall bear all risk of malfeasance on the part of Title Company. In the event the funds are returned to Lender by the Title Company, they shall be applied to repay the Advance. The execution of this Agreement by Borrower constitutes an irrevocable authorization to Lender to advance funds in this manner, and no further authorization from Borrower shall be necessary to warrant such Advances to the Title Company. All such advances shall satisfy pro tanto the obligations of Lender hereunder as fully as if made directly to Borrowers, regardless of the disposition thereof by the Title Company.

                  4.7 Advances Do Not Constitute a Waiver. No Advance of Loan proceeds hereunder shall constitute a waiver of any of the conditions of Lender's obligation to make further Advances nor, in the event Borrowers are unable to satisfy any such condition, shall any such waiver have the effect of precluding Lender from thereafter declaring such inability to be an Event of Default under Article VII hereof.

                                   Article V
                   REPRESENTATIONS AND WARRANTIES OF BORROWERS

                  5.1 Representations and Warranties. Borrowers hereby represent and warrant to Lender as follows:

                       (a) Consummation of the transactions hereby contemplated and performance of the obligations of Borrowers under the Loan Documents will not result in any breach of, or constitute a default under, any contract, mortgage, deed of trust, security agreement, lease, loan or credit agreement, partnership agreement or other instrument to which either Borrower is or may be bound.

                       (b) The execution, delivery and performance by Borrowers of the Loan Documents do not contravene any applicable law of which Borrowers are aware.

                       (c) No authorization,  approval,  consent or other action
         by, and no notice to or filing  with,  any  governmental  authority  or regulatory  body  is  required  for  the due  execution,  delivery  and performance by Borrowers of any of the Loan Documents or the effectiveness of any assignment to Lender of any of Borrowers' rights and interests of any kind.

                       (d) This Agreement is, and each other Loan Document to which either Borrower is a party will be, when delivered hereunder, valid and binding obligations enforceable against such Borrower in accordance with their respective terms, except as limited by equitable principles and bankruptcy, insolvency and similar laws affecting creditors' rights.

                       (e) AIOP is a limited partnership duly organized and validly existing under the laws of the State of Delaware. AIOP has all requisite power, authority and legal right to carry on the business now being conducted by it and to engage in the transactions contemplated by the Loan Documents. The execution and delivery of the Loan Documents and the performance and observance of the provisions thereof are within the powers of AIOP and have been duly authorized by all necessary action.

                       (f) AIC is a corporationduly organized and validly existing under the laws of the State of Maryland. AIC has all requisite power, authority and legal right to carry on the business now being conducted by it and to engage in the transactions contemplated by the Loan Documents The execution and delivery of the Loan Documents and the performance and observance of the provisions thereof are within the powers of AIC and have been duly authorized by all necessary action.

                       (g) Each Borrower is a "non-foreign person" within the meaning of Section 1445 of the United States Internal Revenue Code of 1986, as amended, and the regulations issued thereunder.

                       (h) Borrowers have filed all tax returns which are required to be filed by Borrowers and have paid all taxes as shown on such returns or on any assessment received pertaining to the Premises.

                       (i) Neither Borrower has made an assignment for the benefit of creditors, nor has either Borrower filed, or, to the knowledge of such Borrower, had filed against it, any petition in bankruptcy.

                       (j) There are no actions, suits or proceedings, pending or, to the best of Borrowers' knowledge threatened, against or affecting either Borrower, or affecting the validity or enforceability of any of the Loan Documents or the priority of the lien thereof, at law or in equity, or before or by any governmental authority. Neither Borrower is in default with respect to any order, writ, injunction, decree or demand of any court or any governmental authority.

                       (k) Neither Borrower is in default in the performance, observance or fulfillment of any material obligation, covenant or condition set forth in any agreement or instrument to which it is a party or by which it or any of its properties, assets or revenues are bound, and no event has occurred which, with the passing of time or the giving of notice, or both, would constitute a default under any such agreement or instrument.

                       (l) The properties of each Borrower have been and are presently used and operated in compliance with any applicable statute, law, regulation, rule, ordinance or order of any kind whatsoever, including, without limitation, any building, fire, health, safety, pollution, environmental (including, without limitation, the Resource Conservation and Recovery Act, as amended, 42 U.S.C.ss.6901, et seq., the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. ss. 9601, et seq., the Solid Waste Disposal Act, as amended, 42 U.S.C.ss. 6901, et seq., the Colorado Waste Management Act, as amended, C.R.S.ss. 25-15-101, et seq., the Solid Waste Disposal Sites and Facilities Act, as amended, C.R.S.ss. 30-20-101, et seq., and the Water Quality Act, as amended, C.R.S.ss. 25-8-101, et seq., and the regulations adopted pursuant thereto or any other similar applicable federal, state or local law, rule, regulation or ordinance), subdivision and zoning statute, law, code, ordinance, rule, regulation, approval or order or urban redevelopment plan or other governmental or quasi-governmental requirement affecting such properties or any part thereof.

                       (m) Neither Borrower has generated, stored or disposed of any hazardous waste on any of its properties, and neither Borrower has any knowledge of any previous or present generation, storage, disposal or existence of any hazardous waste on such properties. There is no asbestos on any of the properties of either Borrower. Neither Borrower has received any notice from any federal, state, county, municipal or other governmental department, agency or authority, nor does Borrower have any knowledge, of the existence of any petroleum product or other hazardous waste discharge or seepage on any of its properties. There are no on-site facilities at any of the properties of either Borrower for the permanent disposal of solid waste. The term "hazardous waste" shall mean "hazardous waste" as defined in the statutes cited in the immediately preceding subsection of this Agreement and regulations adopted thereunder. Borrowers hereby agrees to indemnify, defend and hold harmless Lender and its agents, affiliates, officers, directors and employees of and from any and all liability, claims, demand, actions and causes of action whatsoever and of and from any and all costs and expenses incurred by Lender, (including, without limitation, all of Lender's attorneys' fees and expenses, and costs and expenses incurred in investigating, preparing or defending against any litigation or claim, action, suit, proceeding or demand of any kind or character) arising out of or related to any contamination of any of properties of either Borrower or the existence of any asbestos or "hazardous waste" on such properties.

                  5.2 Continuing Effect. Borrowers shall be liable to Lender for any damage suffered by Lender if any of the foregoing representations are materially inaccurate as of Closing, regardless of when such inaccuracy may be discovered by, or result in harm to, Lender. Borrowers further represent and warrant that the foregoing representations, warranties and indemnities, as well as all other representations, warranties and indemnities of Borrowers to Lender relative to the Loan and this Agreement, shall continue to be true at all times throughout the term of this Agreement. Such representations, warranties and indemnities shall survive the termination of this Agreement.

                                   Article VI
                              COVENANTS OF BORROWER

                  Borrower hereby covenants and agrees with Lender as follows:

                  6.1 Permanent Financing. With respect to each Portolio Property within the Borrowing Base, AIOP shall diligently pursue and obtain permanent non-recourse financing in an amount sufficient to repay the Advance made with respect to such Portfolio Property within 180 days from the date such Advance was made. All proceeds of such financing, net of reasonable and customary closing costs of such financing, shall be paid to Lender to be applied to the Loan.

                  6.2 Maintenance of Insurance. Borrowers will at all times maintain the insurance described in Section 4.2(n) and such other insurance as is reasonable and customary within Borrowers' respective industries.

                  6.3 Collection of Insurance Proceeds. Borrowers will cooperate with Lender in obtaining for Lender the benefits of any insurance or other proceeds lawfully or equitably payable to it in connection with the transactions contemplated hereby, and will reimburse Lender for any expenses incurred in connection therewith. All proceeds of any insurance with respect to any Portfolio Property shall be used either to repair or restore the Portfolio Property or be paid to Lender to be applied to the Advance made with respect to such Portfolio Property.

                  6.4 Application of Loan Proceeds. Borrower will use the proceeds of the Loan solely for the purposes described in Section 3.2 of this Agreement.

                  6.5 Right of Lender to Inspect Portfolio Properties. Borrowers will permit Lender, its representatives and agents, and any other independent engineers or consultants employed by Lender, to enter upon and inspect any Portfolio Properties, and will cooperate with Lender and its representatives and agents during such inspections; provided, however, that this provision shall not be deemed to impose upon Lender any obligation to undertake such inspections, nor shall the making of such inspections impose any responsibility on Lender with respect to such Portfolio Properties.

                  6.6 Licenses. Borrowers will do or cause to be done all things necessary to obtain and renew all permits, licenses and other approvals required by any federal, state or local agency for the operation of their respective businesses and properties.

                  6.7 Compliance with Laws, Etc. Borrowers will comply in all material respects with all applicable laws, rules, regulations, orders, easements, covenants, declarations, deed restrictions and other legal or contractual obligations and restrictions affecting any Portfolio Property.

                  6.8 Books and Records. Each Borrower will keep and maintain proper and accurate books, records and accounts reflecting all items of income and expense of such Borrower, and AIOP shall keep and maintain such books, records, and accounts separately for each Portfolio Property. Upon the request of Lender, each Borrower will make such books, records and accounts immediately available to Lender for inspection or independent audit. Each Borrower will permit Lender, or any agents or representatives of Lender, to discuss the affairs, finances and accounts of such Borrower with any of its representatives or officers.

                  6.9 Existence. AIOP will do or cause to be done all things necessary to maintain its legal existence and powers as a limited partnership qualified to do business in the State of Colorado and in each other state where the failure to be qualified could materially and adversely affect AIOP or the business, assets or operations of AIOP. AIC will do or cause to be done all things necessary to maintain its legal existence and powers as a corporation qualified to do business in the State of Colorado and in each other state where the failure to be qualified could materially and adversely affect AIC or the business, assets or operations of AIC.

                  6.10 Change of Executive Offices. Each Borrower will promptly notify Lender if changes are made in the location of such Borrower's primary executive offices.

                  6.11 Nature of Business. Neither Borrower will make any substantial change in the nature of its business as such business is now conducted.

                  6.12 Mergers; Acquisitions. Neither Borrower shall merge with any other entity, or dispose of any of its current subsidiaries, without the prior written consent of Lender.

                  6.13 Tangible Net Worth. AIOP shall at all times maintain a minimum Tangible Net Worth of not less than $70,000,000.00.

                  6.14 Current Ratio. AIOP shall maintain a Current Ratio at all times of no less than 2.0:1.

                  6.15 Debt Service Coverage Ratio. AIOP shall maintain a Debt Service Coverage Ratio at all times of no less than 2.0:1.

                  6.16 Indebtedness. Without Lender's prior written approval, AIOP will not incur or assume any debts or other liabilities or obligations, other than the Loan, non-recourse first mortgage loans upon any Property which is not a Portfolio Property, and trade debt incurred in the ordinary course of business.

                  6.17 Encumbrances. AIOP will not create, incur, assume, permit or suffer to exist any lien on all or any part of any Portfolio Property except in accordance with Section 8.2 of this Agreement.

                  6.18 Transfer of Properties. Without the prior written consent of Lender, AIOP will not lease (other than in the ordinary course of operating a manufactured home community), sell, assign, transfer, convert the intended use of or substantially modify all or any part of any Portfolio Property, or grant any options or similar rights with respect thereto.

                  6.19 Environmental Compliance. AIOP will not permit any Portfolio Property, or any portion thereof, to be used or operated in any manner such that any area of the Portfolio Property becomes contaminated by any "hazardous waste" in violation of any federal, state or local environmental statute or ordinances.

                  6.20 Reporting Requirements. Borrowers shall furnish or cause to be furnished to Lender the following:

                       (a) Not later than ninety (90) days following each fiscal year of each Borrower, audited annual financial statements of such Borrower, which shall include a balance sheet, income statement and such other financial statements as Lender may reasonably require for the preceding year;

                       (b) Not later than  forty-five (45) days after the end of
         each fiscal quarter of each Borrower, quarterly financial statements of such Borrower, which shall include a balance sheet, a statement of income, and such other financial statements as Lender may reasonably require for the preceding quarter, prepared in accordance with generally accepted accounting principles, consistently applied, and certified as true and correct by the chief financial officer of such Borrower;

                       (c) Not later than forty-five (45) days after the end of each fiscal quarter of AIOP, a compliance certificate executed by the chief financial officer of AIOP addressing each of the financial covenants contained in this Agreement and stating whether AIOP is in compliance;

                       (d) Not later than 15 days after the end of each month and at the time of each Advance Request, a Borrowing Base Certificate in form approved by Lender;

                       (e) Not later than thirty (30) days after the filing thereof, copies of all federal and state income tax returns, together with all schedules thereto, of each Borrower;

                       (f) Within two Business Days after Lender has requested, copies of the Documentation for each Portfolio Property.

                       (g) Promptly upon becoming aware of any condition or event which constitutes an Event of Default hereunder or which, with the giving of notice or the passing of time, or both, would become an Event of Default hereunder, verbal notice thereof and of Borrowers' intended actions with respect thereto, followed immediately by a written notice to Lender confirming such matters;

                       (h) Promptly upon becoming aware thereof, written notice of any action, suit or proceeding pending or threatened against or affecting either Borrower which, if determined adversely, could materially and adversely affect such Borrower or the business, assets or operations of such Borrower; and

                       (i) Such other information respecting the condition or operations, financial or otherwise, of Borrowers or pertaining to the Portfolio Properties, as Lender may from time to time reasonably request.

                  6.21 Further Assurances. Borrowers will promptly cure any defects in the execution and delivery of this Agreement and any other instrument or agreement mentioned herein or therein and will immediately execute and deliver, upon request of Lender, all such further documents or instruments as may be required by Lender to carry out the covenants of Borrowers herein.

                  6.22 Audits. AIOP shall permit Lender to audit the Portfolio Properties on a semiannual basis and at any time an Event of Default has occurred. Borrowers shall pay all expenses of Lender or its consultants in connection with such audit, but in the case of each semiannual audit while no Event of Default has occurred and is continuing, Borrowers shall not be required to pay expenses in excess of $5,000 per audit.

                                  Article VII
                                    DEFAULTS

                  An Event of Default shall be deemed to have occurred hereunder if:

                  7.1 Failure to Make Payment. Borrowers fail to pay when due any installment of principal or interest payable under the terms of this Agreement or the Note.

                  7.2 Default Under Loan Documents. Any default or event of default occurs under any of the other Loan Documents.

                  7.3 Breach of Covenant. Any Borrower breaches or fails to perform, observe or meet any covenant or condition made in any of the Loan Documents (other than the obligation to make payments under the Note or the other Loan Documents) and such failure continues for a period of ten (10) days following written notice thereof from Lender to Borrowers; provided, however, that if such failure is not curable within such ten (10) day period, then, so long as Borrowers commence to cure such failure within such ten (10) day period and is continually and diligently attempting to cure to completion, such failure shall not be an Event of Default unless such failure remains uncured for thirty
(30) days after such written notice to Borrowers.

                  7.4 Breach of Warranty. Any warranty or representation made or agreed to be made in any of the Loan Documents proves to be false or misleading in any material respect.

                  7.5 Litigation. Any suit is filed against either Borrower, which, if adversely determined, could reasonably be expected to materially impair the ability of such Borrower to perform any of its or his obligations under the Loan Documents.

                  7.6 Levy. A levy or attachment under any process is made on, or a receiver is appointed for, any property of either Borrower.

                  7.7 Bankruptcy. Either Borrower shall admit its inability to pay its debts, or shall make a general assignment for the benefit of creditors, or shall generally not be paying its debts as such debts become due, or any proceeding shall be instituted by or against it seeking reorganization, arrangement, adjustment, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and, if instituted against it, shall remain undismissed for a period of sixty (60) days.

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

                  7.8 Deterioration of Financial Status. Lender reasonably determines that the financial condition of either Borrower has suffered a material adverse change.

                  7.9 Transfer or Encumbrance. AIOP transfers, leases, sells, assigns, conveys or further encumbers all or any portion of a Portfolio Property without Lender's prior written approval or in violation of the provisions of this Agreement, except for an encumbrance in connection with permanent financing of such Portfolio Property in accordance with the provisions of Section 6.1 of this Agreement.

                                  Article VIII
                               REMEDIES OF LENDER

                  The occurrence of any one or more of the events of default set out in Article VII of this Agreement shall constitute an event of default under each of the Loan Documents, entitling Lender, at its option, to proceed to exercise any one or more of the following remedies:

                  8.1 Remedies Under Other Loan Documents, At Law or In Equity. Lender may (i) exercise any of the various remedies provided for in the other Loan Documents, including (whether or not specifically provided for by such Loan Documents) the termination of any obligation to advance additional Loan proceeds, the acceleration of the indebtedness evidenced by the Note and the foreclosure of the Pledged Stock, and (ii) exercise any other rights, options and privileges available to Lender at law or in equity.

                  8.2 Encumbrance of Portfolio Property. AIOP agrees, upon the request of Lender, to immediately grant to Lender a security interest in all real and personal property constituting the Portfolio Property, to execute and deliver deeds of trust, mortgages, security agreements, financing statements and other collateral documents as Lender may request to create and perfect such security interests, to execute Lender's standard form Environmental Indemnity Agreement with respect to the Portfolio Property, and to add Lender as a loss payee or additional insured with respect to each policy of insurance relating to a Portfolio Property.

                  8.3 No Waiver. No failure on the part of Lender to exercise, and no delay in exercising, any right under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right under any Loan Document preclude any other or further exercise thereof or the exercise of any other right. The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law.

                                   Article IX
                                  MISCELLANEOUS

                  9.1 No Third Party Rights. All conditions of the obligations of Lender hereunder, including the obligation to make Advances, are imposed solely and exclusively for the benefit of Lender and Borrowers and their permitted successors and assigns, and no other person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make Advances in the absence of strict compliance with any or all thereof. No other person shall, under any circumstances, be deemed to be a beneficiary of such conditions, any or all of


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which may be freely waived in whole or in part by Lender at any time in Lender's sole discretion.

                  9.2 Participations. Lender may, in its sole discretion and without notice to Borrowers, sell or transfer participation interests in the Loan, in such amounts or percentages, and to such persons or entities, as Lender desires. Such sale or transfer of participation interests shall not relieve Borrowers of any of their obligations under the Loan Documents.

                  9.3 Assignment. Borrowers may not assign this Agreement or any of its rights or obligations hereunder without the prior written consent of Lender.

                  9.4 Amendments. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

                  9.5 Headings. The headings of the articles, sections and subsections of this Agreement are for convenience and reference only, are not to be considered a part hereof, and shall not limit or otherwise affect any of the terms hereof.

                  9.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado.

                  9.7 Notices. Any notice required or permitted to be given by Borrowers or Lender under this Agreement shall be in writing and will be deemed given (a) upon personal delivery or upon transmission by telecopier or similar facsimile transmission device, (b) on the first Business Day after receipted delivery to a courier service which guarantees next-business-day delivery, or
(c) on the third Business Day after mailing, by registered or certified United States mail, postage prepaid, in any case to the appropriate party at its address set forth in Article I of this Agreement. Any party may change such party's address for notices or copies of notices by giving notice to the other parties in accordance with this Section 9.7.

                  9.8 Severability. Any provision of any of the Loan Documents which is declared by a court of competent jurisdiction to be illegal, invalid, prohibited or unenforceable shall be ineffective only to the extent of such illegality, invalidity, prohibition or unenforceability, without invalidating or otherwise affecting the remaining provisions of such Loan Document.

                  9.9 Prior Understandings. This Agreement supersedes all prior understandings and agreements, whether written or not, between the parties hereto relating to the transactions provided for herein. This Agreement represents the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

                  9.10 Binding Effect. This Agreement shall be binding upon Borrowers, their successors and permitted assigns, and shall inure to the benefit of Lender, its successors, assigns and participants, if any.

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

                  9.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which shall constitute but one and the same instrument.

                  9.12 Waiver of Jury Trial. BORROWERS AND LENDER EACH HEREBY WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY DISPUTE ARISING IN CONNECTION WITH THE LOAN OR ANY OF THE LOAN DOCUMENTS, OR IN ANY WAY RELATED TO THE NEGOTIATION, ADMINISTRATION, MODIFICATION, EXTENSION OR COLLECTION OF THE LOAN. BORROWERS AND LENDER STATE THAT THEY HAVE CONFERRED SPECIFICALLY WITH RESPECT TO THIS WAIVER, AND HAVE AGREED TO THIS WAIVER AFTER CONSULTATION WITH THEIR RESPECTIVE COUNSEL AND WITH FULL UNDERSTANDING OF THE IMPLICATIONS HEREOF.





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




                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                   BORROWERS:

                                   ASSET INVESTORS OPERATING
                                   PARTNERSHIP, L.P., a Delaware limited
                                   partnership

                                   By:    ASSET INVESTORS CORPORATION,
                                          a Maryland corporation



                                          By:  /s/ David M. Becker
                                              ---------------------------
                                              David M. Becker
                                              Chief Financial Officer,
                                              Secretary and Treasurer



                                   ASSET INVESTORS CORPORATION, a
                                   Maryland corporation




                                   By:  /s/ David M. Becker
                                       ---------------------------
                                       Chief Financial Officer,
                                       Secretary and Treasurer



                                   LENDER:

                                   U.S. BANK NATIONAL ASSOCIATION, a
                                   national banking association




                                   By:
                                       ---------------------------
                                       George E. Adams
                                       Vice President



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